Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPUBLIC ANNOUNCES COMMENCEMENT

OF CONSENT SOLICITATION

New York, NY (March 18, 2005) – The Interpublic Group of Companies, Inc. (NYSE: IPG) (the “Company”) today announced that it commenced a consent solicitation to seek certain amendments to indentures governing the following series of securities (the “Securities”):

Outstanding Principal Amount	Title of Securities	CUSIP	Indenture	Supplemental Indenture dated as of
$250,000,000	7.875% Senior Unsecured Notes due 2005	460690AK6	2000 Indenture	N/A

$500,000,000	7.25% Senior Unsecured Notes due 2011	460690AR1 U46064AB4 460690AM2	2000 Indenture	August 22, 2001

$800,000,000	4.50% Convertible Senior Notes due 2023	460690AT7 460690AS9 U46064AC2	2000 Indenture	March 13, 2003

$250,000,000	5.40% Senior Unsecured Notes due 2009	460690AU4	2004 Indenture	November 18, 2004

$350,000,000	6.25% Senior Unsecured Notes due 2014	460690AV2	2004 Indenture	November 18, 2004

As previously disclosed, Interpublic will be unable to file with the Securities and Exchange Commission (“SEC”) by March 31, 2005 its Annual Report for the fiscal year ending December 31, 2004, and may also be unable to timely file with the SEC its subsequent Quarterly Reports for the three-month periods ending March 31, 2005 and June 30, 2005. As a result, Interpublic is soliciting securityholders for their consent to proposed amendments to the indentures governing the Securities that would give Interpublic until September 30, 2005 to become current in its reporting obligations and prevent certain defaults that would otherwise occur as a result of Interpublic’s inability to file on time. The record date for the solicitation is March 9, 2005.

Interpublic Group	1114 Avenue of the Americas	New York, NY 10036	212-704-1200 tel 212-704-1201 fax

In consideration for noteholders’ consents, Interpublic will pay to each record holder $2.50 for each $1,000 in principal amount of the Securities as to which Interpublic has received and accepted consents on the business day following the expiration date, or as promptly as practicable thereafter. If the Company has not filed its 2004 Annual Report by 5:30 p.m., New York City time, on June 30, 2005, the Company will pay to each record holder an additional $1.25 for each $1,000 in principal amount of the Securities as to which Interpublic has received and accepted consents prior to the expiration date.

The consent solicitation will expire at 5:00 p.m., New York City time, on March 28, 2005, unless extended with respect to any series. Interpublic will announce any extensions by press release no later than 9:00 a.m., New York City time, the day after expiration of the consent solicitation for that series of Securities. Securityholders may tender their consents to Interpublic at any time before the expiration date, but upon receipt by the Company of the consents of a majority of securityholders for any one series, those consents may not be revoked unless Interpublic fails to pay the securityholders pursuant to the solicitation.

The solicitation is subject to certain conditions and presents certain risks for holders who consent, as set forth more fully in the solicitation statement. These documents contain important information, and holders should read them carefully before making any decision.

Interpublic has retained Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC to serve as solicitation agents for the solicitation, and Global Bondholder Services Corporation to serve as the information agent.

Copies of the solicitation and related documents may be obtained at no charge by contacting the information agent by telephone at (866) 470-3900 (toll-free) or (212) 430-3774, or in writing at 65 Broadway - Suite 704, New York, NY 10006.

Questions regarding the solicitation may be directed to: Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect), J.P. Morgan Securities Inc. at (866) 834-4666 (toll-free) or (212) 834-3424 (collect), and UBS Securities LLC at (888) 722-9555 ext. 4210 (toll-free) or (203) 719-4210 (collect).

Interpublic Group 1114 Avenue of the Americas	New York, NY 10036	212-704-1200 tel 212-704-1201 fax

This announcement is not a solicitation of consents with respect to any Securities. The solicitation is being made solely by the consent solicitation statement. In any jurisdiction where the laws require solicitations to be made by a licensed broker or dealer, the solicitation will be deemed to be made on behalf of Interpublic by the solicitation agents, or one or more registered broker dealers under the laws of such jurisdiction.

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About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing-services companies. Major global brands include Draft, Foote Cone & Belding Worldwide, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe & Partners Worldwide, MAGNA Global, McCann Erickson, Octagon, Universal McCann and Weber Shandwick. Leading domestic brands include Campbell-Ewald, Deutsch and Hill Holliday.

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Contact Information

General Inquiries: Julie Tu (212) 827-3776	Media, Analysts, Investors: Philippe Krakowsky (212) 704-1328	Analysts, Investors: Jerry Leshne (212) 704-1439

Interpublic Group 1114 Avenue of the Americas	New York, NY 10036	212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This press release contains forward-looking statements. Interpublic’s representatives may also make forward-looking statements orally from time to time. Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under the heading “Risk Factors” in Interpublic’s annual report on Form 10-K and in Interpublic’s other SEC filings. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	Interpublic’s ability to attract new clients and retain existing clients;

•	Interpublic’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;

•	risks arising from material weaknesses in Interpublic’s internal control over financial reporting;

•	potential adverse effects if Interpublic is required to recognize additional impairment charges or other adverse accounting-related developments;

•	risks associated with an inability to achieve lower costs and expenses as a result of Interpublic’s restructuring program;

•	potential adverse developments in connection with the ongoing SEC investigation;

•	potential downgrades in the credit ratings of Interpublic’s securities;

•	development from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	the successful completion and integration of acquisitions which complement and expand Interpublic’s business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in Interpublic’s 2003 Form 10-K, September 2004 Form 10-Q and other SEC filings.

Interpublic Group 1114 Avenue of the Americas	New York, NY 10036	212-704-1200 tel 212-704-1201 fax